Exhibit 10.2


                       NATIONAL SEMICONDUCTOR CORPORATION

                 2005 EXECUTIVE OFFICER INCENTIVE PLAN AGREEMENT


                                    ARTICLE 1

                                   Definitions
                                   -----------


     Whenever used in the Agreement, unless otherwise indicated, the following terms shall have the respective meanings set forth below:

Agreement:                           This Executive Officer Incentive Plan Agreement.

Award:                               The amount to be paid to a Plan Participant.

Award Date:                          The date set by the Committee for payment of Awards.

Annual Incentive
Base Salary:                         Generally,  the annualized base  remuneration  received by a Participant  from the  Company  at the end of the  fiscal  year as  reflected  in the  Company's human resources  information systems.  Extraordinary items,  including but not limited to prior awards,  relocation expenses,  car allowances,  international
                                     assignment   allowances  and  tax  adjustments,   sales  incentives,   amounts
                                     recognized  as  income  from  stock,   stock  options  or  other  stock  based
                                     compensation,  disability  benefits  (whether  paid by the  Company or a third party)  and  other  similar  kinds  of extra or  additional  remuneration  are excluded from the computation of Annual Incentive Base Salary.

Company:                             National  Semiconductor  Corporation ("NSC"), a Delaware corporation,  and any other  corporation in which NSC controls  directly or indirectly fifty percent
                                     (50%) or more of the  combined  voting power of voting  securities,  and which has adopted this Plan.

Disability:                          Inability  to perform any  services  for the  Company and  eligible to receive disability  benefits  under the  standards  used by the  Company's  disability benefit plan or any successor plan thereto.

Executive Officer:                   Any officer of the Company  identified  by the Company in its annual report on
                                     Form 10-K filed with the  Securities  and Exchange  Commission as an executive officer of the Company.

Participant:                         An Executive  Officer  designated  as a  Participant  in  accordance  with the provisions of Article 3.

Performance
Goal:                                Factors  considered  and scored to  determine  the  amount of a  Participant's
                                     Award,  which shall be based on one or more of the  business  criteria  listed in Section 5(b) of the Plan.

Retirement:                          Permanent   termination   of  employment   with  the  Company,   and  (a)  the
                                     Participant's  age is  either  sixty-five  (65) or age is at least  fifty-five
                                     (55)  and  age  plus  years  of  service  in  the  employ  of the  Company  is sixty-five  (65) or more,  and (b) the retiring  Participant  has confirmed to the Chief  Financial  Officer of the Company that he or she does not intend to engage in a full-time vocation.

Target Award:                        The Award,  expressed as a  percentage  of Annual  Incentive  Base Salary that may be  earned  by a  Participant  for  achievement  of the  target  level  of performance.

     All capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to them in the Executive Officer Incentive Plan.


                                    ARTICLE 2

                                 Effective Date
                                 --------------

     The Agreement will become effective as of May 31, 2004, to be effective for the Company's fiscal year 2005.

                                    ARTICLE 3

                       Eligibility for Plan Participation
                       ----------------------------------

A. Within ninety (90) days after the commencement of the Company's fiscal year, the Committee shall designate those Executive Officers who shall be Plan Participants for the fiscal year.

B. Participants will be notified once the Committee has designated Participants for the fiscal year. Continued participation will be re-evaluated by the Committee annually pursuant to Article 3A supra at the beginning of the fiscal year.

C. Newly hired Executive Officers and persons who are promoted to Executive Officers may be added as Participants to the Plan by the Committee during the fiscal year. Such Participants will receive a prorated Award based on time of participation in the Plan.

D. Participants may be removed from the Plan during the fiscal year at the discretion of the Committee. Participants so removed will receive a prorated Award based on length of participation in the Plan.


                                    ARTICLE 4

                         Target Awards/Incentive Levels
                         ------------------------------

A. Each Participant will be assigned an incentive level which shall be expressed as a percentage of the Participant's Annual Incentive Base Salary. Target Awards will also be identified for each Participant, which shall constitute the Award which can be earned for the target level of performance, taking into account the assigned incentive level.

B. In the event that a Participant changes positions during the Plan Period and the change results in a change in incentive level, whether due to promotion or demotion, the incentive level will be prorated to reflect the time spent in each position.


                                    ARTICLE 5

                             Plan Performance Goals
                             ----------------------

A. Performance Goals and associated weights will be established by the Committee within ninety (90) days after the start of the fiscal year. Each Performance Goal will define the source for scoring and the measurement metric. Performance Goals and their associated weights may change from one fiscal year to another fiscal year to reflect the Company's financial, operational and strategic goals, but must be based on one or more of the business criteria listed in Section 5(b) of the Plan.

B. Actual Award amounts may vary from the Target Award, depending on actual achievement on Performance Goals.


                                    ARTICLE 6

                        Calculation and Payment of Awards
                        ---------------------------------

A. A Participant's Award will be calculated as a percentage of Annual Incentive Base Salary at the end of the fiscal year as follows:

     1) The Participant's Target Award is determined prior to the beginning of the fiscal year.

     2) The performance of each Participant on their assigned Performance Goals is scored at the end of the fiscal year to determine a performance level.

     3) The total performance level shall be multiplied by the Participant's assigned incentive level. No one individual Award may exceed the lesser of 600% of the Participant's Annual Incentive Base Salary at the end of fiscal 2005 or $6 million (six million dollars).

     4) The Committee may adjust Awards to reflect discretion it deems appropriate. As a result, some or all Award amounts may be adjusted to reflect the exercise of the Committee's discretion.

B. The Committee will score the performance of the Plan Participants. Awards will be paid only after the Committee certifies in writing that the ratings on the Performance Goals have been attained and that the Committee has approved the Awards.

C. Awards will be paid in cash on or about the Award Date.

D. Awards will reflect the Participant's Annual Incentive Base Salary in effect at the end of the fiscal year. Participants who take a leave of absence during the fiscal year for good cause shown to the satisfaction of the Committee will have their Awards prorated to reflect actual pay earned during the fiscal year.

E. Any Awards that are prorated for any reason under the terms of the Plan or this Agreement will be prorated based on the effective date of the change that resulted in the proration.


                                    ARTICLE 7

                            Termination of Employment
                            -------------------------

A. To be eligible to receive an Award, the Participant must be employed by the Company on the last working day of the fiscal year. A Participant whose employment has terminated prior to that date will forfeit the Award, except as otherwise provided in this Article 7.

B. If a Participant's employment is terminated during the fiscal year by Disability, Retirement, or death, the Participant will receive an Award reflecting the Participant's performance and actual period of full-time employment during the fiscal year.

C. Unless local law or regulation provides otherwise, payments of Awards made upon termination of employment by death shall be made on the Award Date to: (a) beneficiaries designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction.

D. Participants whose employment is terminated by reduction in force during the fiscal year will receive no Award. If a Participant's employment is terminated by reduction in force after the fiscal year but before the Award Date, the Participant will receive the Award on the Award Date.

E.  The  Committee   reserves  the  right  to  reduce  an  Award  to  reflect  a
Participant's absence from work during a fiscal year.

F. Notwithstanding any other provisions of this Agreement to the contrary, the right of a Participant to receive an Award, including Awards deferred pursuant to the provisions of Article 8, shall be forfeited if the Participant's employment is terminated for good cause shown such as acts of moral turpitude, a reckless disregard of the rights of other employees or because of or the Participant is discovered to have engaged in fraud, embezzlement, dishonesty against the Company, obtaining funds or property under false pretenses, assisting a competitor without permission, or interfering with the relationship of the Company with a customer. An Award may also be forfeited if a Participant terminates employment by reason of Retirement and subsequently engages in full-time employment or any activity in competition with the business of the Company. A Participant's Award will be forfeited for any of the above reasons regardless of whether such act is discovered prior to or subsequent to the Participant's termination of employment or payment of an Award. If an Award has been paid, such payment shall be repaid to the Company by the Participant. The determination of whether an Award is forfeited or must be repaid under the provisions of this Article 7 shall be made by the Committee in its sole discretion.

                                    ARTICLE 8

                               Deferral of Awards
                               ------------------

     Participants eligible to participate in the Company's Deferred Compensation Plan (the "Deferred Compensation Plan") may elect to make an irrevocable election to defer receipt of all or any portion of any Award pursuant to and in accordance with the terms of the Deferred Compensation Plan.


                                    ARTICLE 9

                         Interpretations and Rule-Making
                         -------------------------------

     The Committee shall have the sole right and power to: (i) interpret the provisions of the Agreement, and resolve questions thereunder, which interpretations and resolutions shall be final and conclusive; (ii) adopt such rules and regulations with regard to the administration of the Plan as are consistent with the terms of the Plan and the Agreement, and (iii) generally take all action to equitably administer the operation of the Plan and this Agreement.


                                   ARTICLE 10

             Declaration of Incentives, Amendment, or Discontinuance
             -------------------------------------------------------

     The Committee may on or before the Award Date: (i) determine not to make any Awards to any or all Participants for any fiscal year; (ii) make any modification or amendment to this Agreement for any or all Participants provided such modification or amendment is in accordance with the terms of the Plan; or
(iii) discontinue this Agreement for any or all Participants provided such modification or amendment is otherwise in accordance with the Plan.

                                   ARTICLE 11

                                  Miscellaneous
                                  -------------

A. Except as provided in the Deferred Compensation Plan, no right or interest in the Plan is transferable or assignable except by will or the laws of descent and distribution.

B. Participation in the Plan does not guarantee any right to continued employment and the Committee and management reserve the right to dismiss Participants for any reason whatsoever. Participation in one fiscal year does not guarantee a Participant the right to participation in any subsequent fiscal year.

C. The Company reserves the right to deduct from all Awards under this Plan any sums due the Company as well as any taxes or other amounts required by law to be withheld with respect to Award payments.

D. Maintenance of financial information relevant to measuring performance during the fiscal year will be the responsibility of the Chief Financial Officer of the Company.

E. The provisions of the Plan shall not limit, or restrict, the right or power of the Committee to continue to adopt such other plans or programs, or to make salary, bonus, incentive, or other payments, with respect to compensation of Executive Officers, as in its sole judgment it may deem proper.

F. Except to the extent superseded by federal law, this Agreement shall be construed in accordance with the laws of the State of California.

G. No member of the Company's board of directors or any officer, employee, or agent of the Company shall have any liability to any person, firm or corporation based on or arising out of this Agreement or the Plan.

H. Any dispute relating to or arising from this Agreement shall be determined by binding arbitration by a three member panel chosen under the auspices of the American Arbitration Association and acting pursuant to its Commercial Rules, sitting in San Jose, California. The panel may assess all fees, costs and other expenses, including reasonable counsel fees, as the panel sees fit. Notwithstanding the parties' election to use arbitration to resolve disputes under this Agreement, nothing contained in that election shall preclude either party, if the circumstances warrant, from seeking extraordinary relief, such as injunction and attachment, from any court of competent jurisdiction in California.